As filed with the Securities and Exchange Commission on August 28, 2002
     -----------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           NETCARE HEALTH GROUP, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                  02-0337028
            --------                                  ----------
 (State or other jurisdiction of                   (I.R.S. employer
 incorporation or organization)                   identification no.)

                           362 Industrial Park, Unit 6
                          Middletown, Connecticut 06457
                          -----------------------------
               (Address of principal executive offices) (Zip code)

                              CONSULTING AGREEMENTS
                            (full title of the plan)

                              Mr. Michael Kang, CEO
                           NetCare Health Group, Inc.
                           362 Industrial Park, Unit 6
                          Middletown, Connecticut 06457
                     (Name and address of agent for service)

                                 (800) 281-1231
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                              Seth A. Farbman, P.C.
                                301 Eastwood Road
                            Woodmere, New York 11598
                                PH: 516-569-6089

                         Calculation of Registration Fee
                         -------------------------------

                                                                      Proposed maximum           Amount of
Title of securities to      Amount to be     Proposed maximum         aggregate  offering       registration
    be registered           registered(1)    offering price per unit  price                         fee
----------------------      --------------   -----------------------  --------------------    -----------------
Common  Stock,
$.001  par  value
per share                    20,000,000(2)           $.05(3)                $1,000,000             $92.00
----------------------      --------------   -----------------------  --------------------    -----------------


(1) Pursuant to Rule 416, this Registration Statement also covers such indeterminable number of additional shares as may become issuable pursuant to terms designed to prevent dilution resulting from stock splits, stock dividends or similar events.

(2) Represents shares of common stock issuable to the following persons pursuant to separate consulting agreements entered into with the following individuals: David Lubin for 1,500,000 shares, Richard Leibowitz for 10,000,000 shares and Phyllis Schonbrun for 8,500,000 shares.

(3) Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(c) and (h) based on the average of the closing bid and ask prices as of August 26, 2002, a date which is five business days prior to the filing of this registration statement.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

                                EXPLANATORY NOTE

     As permitted by the rules of the Securities and Exchange Commission, this Registration Statement omits the information specified in Part I of Form S-8. Documents containing the information specified in Part I will be delivered to participants in the plans covered by this Registration Statement as required by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended. Such documents are not being filed with the Securities and Exchange Commission as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of such Act.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item  3.  Incorporation  of  Documents  By  Reference.

     The following documents or portions thereof, as filed with the Securities and Exchange Commission by the Registrant, pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement:

     (1) the Registrant's Annual Report on Form 10-KSB for the year ended October 31, 2001;

     (2) the Registrant's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2002;

     (3) the Registrant's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2002;

     (4) the description of our shares of common stock contained in the registration statement filed under the Securities Act of 1933, including any amendment or report filed for the purpose of updating such information; and

     (5) all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by the annual report referred to in (1) above.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part thereof from the date of filing such documents. Any statement contained herein or in a document or report incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this registration statement.

         We will provide without charge to each person to whom a prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in this prospectus (excluding exhibits unless such exhibits are specifically incorporated by reference into such documents). Please direct such requests to Michael Kang, CEO, NetCare Health Group, Inc., 362 Industrial Park, Unit 6, Middletown, Connecticut 06457

Item  4.  Description  of  Securities.

Not  Applicable.

Item  5.  Interests  of  Named  Experts  and  Counsel.

Not  Applicable

Item  6.  Indemnification  of  Directors  and  Officers.

     The Delaware General Corporation Law and our Certificate of Incorporation and By-laws provide that we may indemnify any and all of our officers, directors, employees or agents or former officers, directors, employees or agents, against expenses actually and necessarily incurred by them, in connection with the defense of any legal proceeding or threatened legal proceeding, except as to matters in which such persons shall be determined to not have acted in good faith and in our best interest.

           The indemnification provisions contained in the Registrant's Certificate of Incorporation and Bylaws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise.

Item  7.  Exemption  From  Registration  Claimed.

Not  Applicable.

Item  8.  Exhibits.

The following is a complete list of exhibits filed as a part of this registration statement:

Exhibit  No.             Document
------------             --------


     5.1  Opinion  of  Seth  A.  Farbman,  P.C.

     10.1 Consulting Agreement dated August 28, 2002 by and between NetCare Health Group, Inc. and David Lubin.

     10.2 Consulting Agreement dated August 26, 2002 by and between NetCare Health Group, Inc. and Richard Leibowitz.

     10.3 Consulting Agreement dated August 26, 2002 by and between NetCare Health Group, Inc. and Phyllis Schonbrun.

     23.1 Consent  of  Seth  A.  Farbman,  P.C.  (Included  in  Exhibit  5.1).

     23.2 Consent  of  Marks  Paneth  &  Shron  LLP.

Item  9.  Undertakings.

(a)  The  undersigned  Registrant  hereby  undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Middletown, State of Connecticut, on August 28, 2002.


                                    NETCARE  HEALTH  GROUP,  INC.

                                    By:   /s/  Michael  Kang
                                         _______________________
                                         Name:    Michael  Kang
                                         Title:   Chief  Executive  Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                    Title                                    Date
---------                    -----                                    ----

/s/ Michael Kang             CEO and Chairman of                  August 28, 2002
Michael  Kang                the  Board  of  Directors
                             (Principal Executive  Officer)

/s/  Joseph C. Sienkiewicz   (principal financial                 August 28, 2002
 Joseph  Sienkiewicz         and  accounting officer)

/s/  Edward  Foster          Director                             August 28, 2002
Edward  Foster



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